                                                                    Exhibit 99.2

                               PURCHASE AGREEMENT

     THIS PURCHASE  AGREEMENT (the  "AGREEMENT")  is entered into as of the 27th day of January, 2006, by and between HALLMARK FINANCIAL SERVICES, Inc., a Nevada corporation (the "COMPANY"),  and NEWCASTLE SPECIAL  OPPORTUNITY FUND I, L.P., a
Delaware limited partnership (the "PURCHASER").

                                R E C I T A L S :
                                -----------------

     WHEREAS, in consideration of $12,550,000,  the Company proposes to issue to the Purchaser,  and the Purchaser desires to purchase, a $12,550,000 convertible promissory note in the form attached as Exhibit A (the "NOTE").

     NOW,  THEREFORE,  in consideration of the foregoing  recital and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE

     1.1  AUTHORIZATION  OF  TRANSACTION.  On or  prior  to the  closing  of the transactions  contemplated in this Agreement (the "CLOSING"),  the Company shall have authorized the sale and issuance to the Purchaser of the Note and,  subject to  obtaining  Shareholder  Approval  (as  defined  below),  the  shares  of the
Company's common stock, $0.03 par value per share (the "COMMON STOCK"), issuable upon conversion of the Note (collectively, the "SHARES").

     1.2 SALE AND PURCHASE.  Subject to the terms and conditions  hereof, at the
Closing,  the Company hereby agrees to issue and sell to the Purchaser,  and the
Purchaser  agrees  to  purchase  from the  Company,  the  Note for an  aggregate purchase price of $12,550,000 (the "PURCHASE PRICE").

SECTION 2.  CLOSING, DELIVERY AND PAYMENT

     2.1 CLOSING.  The Closing shall take place at 10:00 a.m. on the date hereof at  the  offices  of  the  Purchaser's  legal  counsel,  Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, in New York,  New York, or at such other time or place as the Company and the Purchaser may mutually agree (the "CLOSING Date"). At the
Closing,  subject to the terms and  conditions  hereof,  the Company will issue, sell and deliver to the  Purchaser  the Note,  against  payment of the  Purchase
Price by certified  check or wire transfer of immediately  available  funds.  At that time,  the Company and the  Purchaser  shall also execute the  Registration
Rights  Agreement in the form  attached as Exhibit B (the  "REGISTRATION  RIGHTS
AGREEMENT").

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company  hereby  represents  and  warrants to the  Purchaser  as of the
Closing Date, and agrees, as follows:

     3.1  ORGANIZATION,  GOOD  STANDING  AND  QUALIFICATION.  The  Company  is a
corporation duly organized, validly existing and in good standing under the laws of the  State  of  Nevada.  The  Company's  only  active  subsidiaries  are  the subsidiaries listed on SCHEDULE 3.1 (the "SUBSIDIARIES"). Except as indicated on
SCHEDULE 3.1, each  Subsidiary is duly organized,  validly  existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has all requisite  corporate power and authority to own and operate  its  respective  properties  and assets and to carry on its  respective business as presently  conducted and as presently proposed to be conducted.  The
Company has all requisite  corporate  power and authority to execute and deliver this Agreement,  the Note and the Registration Rights Agreement  (together,  the
"TRANSACTION  DOCUMENTS"),  to issue and sell the Shares upon  conversion of the
Note (subject to obtaining Shareholder Approval) and to carry out the provisions of the Transaction  Documents.  Each of the Company and the Subsidiaries is duly qualified  and is  authorized  to do  business  and is in good  standing in each jurisdiction  in  which  the  nature  of its  respective  activities  and of its
respective   properties  (both  owned  and  leased)  makes  such   qualification
necessary,  except for those  jurisdictions  in which failure to be so qualified would not have a material  adverse effect on the Company or its business,  taken as a whole.

     3.2  CAPITALIZATION.  The Company is authorized to issue 100,000,000 shares of Common Stock, of which 86,841,791 shares are issued and outstanding as of the date hereof,  and no shares of preferred stock.  Except as set forth on SCHEDULE
3.2 or in the Company's  current,  quarterly,  annual and other periodic filings
(the "SEC  REPORTS")  with the U.S.  Securities  and  Exchange  Commission  (the
"COMMISSION"),  there are no  outstanding  options,  warrants or other rights to
acquire  any  of  the  Company's  capital  stock,  or  securities   convertible,
exercisable or  exchangeable  for the Company's  capital stock or for securities themselves  convertible,  exercisable or exchangeable for the Company's  capital stock (together,  "CONVERTIBLE SECURITIES"). Except as set forth on SCHEDULE 3.2 or in the SEC Reports,  the Company has no agreement  or  commitment  to sell or issue any  shares of capital  stock or  Convertible  Securities.  All issued and outstanding  shares of the Company's capital stock (i) have been duly authorized and validly issued,  (ii) are fully paid and nonassessable,  (iii) are free from any preemptive and cumulative  voting rights and (iv) were issued pursuant to an effective  registration statement filed with the Commission and applicable state securities  authorities or pursuant to valid  exemptions under federal and state securities  laws.  Except as set forth on  SCHEDULE  3.2 or in the SEC  Reports, there  are no  outstanding  rights  of first  refusal  or  proxy or  shareholder agreements of any kind relating to any of the Company's  securities to which the
Company or any of its executive officers and directors is a party or as to which the  Company  otherwise  has  knowledge.  When  issued  in  compliance  with the provisions  of the Note,  the  Shares  will be  validly  issued,  fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to  restrictions  on transfer  under state and/or federal  securities  laws as set forth herein or as  otherwise  required by such laws at the time a transfer is proposed.

     3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the  Company,  its  officers and  directors  (including  a special  committee of independent  directors)  necessary  for  the  authorization  of the  Transaction
Documents and the  performance of all  obligations of the Company  hereunder and thereunder  at the Closing,  including  the  authorization,  sale,  issuance and delivery  of the Shares upon  conversion  of the Note,  has been  taken,  and no further  corporate  action is  required to be taken  except for the  Shareholder
Approval. The Transaction Documents,  when executed and delivered, will be valid and  binding  obligations  of the  Company  enforceable  against  the Company in accordance  with their terms,  except (i) as limited by  applicable  bankruptcy, insolvency,  reorganization,  moratorium  or other laws of  general  application affecting enforcement of creditors' rights, (ii) according to general principles

                                       -2-

of equity that restrict the availability of equitable  remedies and (iii) to the extent  that  the  enforceability  of  the  indemnification  provisions  of  the
Registration  Rights  Agreement may be limited by applicable  laws. The issuance and  sale of the  Shares  upon  conversion  of the  Note are not and will not be subject to any preemptive rights or rights of first refusal.

     3.4  FINANCIAL  STATEMENTS.  The  audited  consolidated  balance  sheets at
December  31, 2004 of the Company and the  audited  consolidated  statements  of operations,  cash flows and  stockholders'  equity of the  Company  for the year ended December 31, 2004 and the unaudited consolidated balance sheet at, and the unaudited  consolidated  statements  of  operations  and cash flows for the nine months ended,  September 30, 2005 of the Company (all of the foregoing together, the "FINANCIAL  STATEMENTS," with September 30, 2005 being the "LATEST STATEMENT
DATE" and the consolidated financial statements at and for the nine months ended
September 30, 2005 being the "LATEST FINANCIAL STATEMENTS"), as contained in the
SEC Reports,  fairly present the consolidated  financial  condition,  results of operations and cash flows of the Company and its  Subsidiaries on a consolidated basis as of the respective dates and for the respective  periods covered thereby
(subject,  in the case of unaudited  financial  statements,  to normal  year-end audit  adjustments) and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the notes  thereto) and the rules and  regulations of the
Commission.

     3.5  LIABILITIES.  Except as reflected or expressly  reserved in the Latest
Financial  Statements or disclosed on SCHEDULE 3.5,  neither the Company nor any
Subsidiaries  has any material  liabilities or obligations and there is no known basis  for any  material  contingent  liabilities,  except  current  liabilities incurred after the Latest  Statement Date in the ordinary  course of business of the Company and the Subsidiaries.

     3.6 CERTAIN AGREEMENTS AND ACTIONS.  Except as disclosed on SCHEDULE 3.6 or in the SEC Reports, since the Latest Statement Date, neither the Company nor any
Subsidiary  has (i) declared or paid any  dividends,  or  authorized or made any distribution  upon or with respect to any class or series of its capital  stock,
(ii)  incurred  any  indebtedness  for  money  borrowed  or any  other  material liabilities  out of the  ordinary  course of  business,  (iii) made any loans or advances to any person, other than ordinary advances for travel or entertainment expenses,  or (iv) sold, exchanged or otherwise disposed of any of its assets or rights,  other than in the ordinary  course of business.  "PERSON" shall mean an individual,  a limited  liability  company,  a partnership,  a joint venture,  a corporation, a trust, an unincorporated organization or any other entity.

     3.7 OBLIGATIONS OF OR TO RELATED  PARTIES.  Except as disclosed on SCHEDULE
3.7 or in the SEC  Reports,  there  are no  obligations  of the  Company  or any
Subsidiary to executive officers,  directors,  1% or greater shareholders or key employees  (listed in the Company's most recent proxy  materials) of the Company or any  Subsidiary  or to any  members  of  their  immediate  families  or other affiliates, other than (i) for accrued salaries, (ii) reimbursement for expenses reasonably  incurred  on behalf of the Company or any  Subsidiary  and (iii) for other  standard  employee  benefits  made  generally  available to all employees
(including  stock  option  agreements  outstanding  under any stock  option plan approved by the Board of  Directors  of the  Company).  Except as  disclosed  on
SCHEDULE 3.7 or in the SEC Reports,  none of the executive officers,  directors,
1% or greater shareholders or key employees (listed in the Company's most recent proxy  materials)  of the  Company or any  Subsidiary,  or any  members of their immediate  families  or other  affiliates,  are  indebted  to the Company or any
Subsidiary  or have any  direct  or  indirect  ownership  interest  in any firm, corporation  or other  entity  with  which  the  Company  or any  Subsidiary  is affiliated  or  with  which  the  Company  or  any  Subsidiary  has  a  business relationship,  or any firm,  corporation  or other entity that competes with the
Company or any Subsidiary.  Except as disclosed in the SEC Reports, no executive officer,  director,  1% or greater  shareholder  or key employee  (listed in the
Company's most recent proxy materials) of the Company or any Subsidiary,  or, to

                                      -3-

the  Company's  knowledge,  any  member  of their  immediate  families  or other affiliates, is, directly or indirectly, interested in or a party to any material contract with the Company or any Subsidiary. Except as disclosed on SCHEDULE 3.7 or in the SEC Reports,  neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness or obligation of any other person, other than the
Company or its Subsidiaries.  The representations  contained in this Section 3.7 shall not be deemed to apply to the Purchaser or any of its affiliates.

     3.8 NO MATERIAL ADVERSE CHANGE. Since the Latest Statement Date, and except as disclosed in the SEC Reports,  there has not been any material adverse change in the  business,  assets,  liabilities,  condition  (financial  or  otherwise),
operations  or  prospects  of  the  Company,   and  no  event  has  occurred  or
circumstance exists that may result in such a material adverse change.

     3.9 TITLE TO PROPERTIES AND ASSETS;  LIENS. Except as set forth on SCHEDULE
3.6 or  SCHEDULE  3.9 or in the  SEC  Reports,  each  of  the  Company  and  its
Subsidiaries  has  good  and  marketable  title to its  properties  and  assets,
including  the  properties  and  assets   reflected  in  the  Latest   Financial
Statements,  and good title to its leasehold estates, in each case subject to no mortgage,  pledge,  lien,  lease,  encumbrance  or charge,  other than (i) those resulting from taxes that have not yet become  delinquent,  (ii) minor liens and encumbrances  that do not  materially  detract  from the  value of the  property subject  thereto or  materially  impair  the  operations  of the  Company or any
Subsidiary and (iii) those that have otherwise  arisen in the ordinary course of business. All facilities,  machinery,  equipment,  fixtures and other properties owned,  leased or used by the Company or any  Subsidiary  are in good  operating condition  and repair and are  reasonably  fit and usable for the  purposes  for which they are being used, reasonable wear and tear excepted.

     3.10 INTELLECTUAL PROPERTY.  Except as set forth on SCHEDULE 3.10 or in the
SEC  Reports,  each of the Company  and its  Subsidiaries  owns or licenses  all trademarks,  service marks, trade names, copyrights,  trade secrets, information and other  proprietary  rights and  processes  necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others.

     3.11  COMPLIANCE  WITH OTHER  INSTRUMENTS.  Except as disclosed in SCHEDULE
3.11 or the SEC Reports,  neither the Company nor any Subsidiary is in violation or default of any term of its  Articles of  Incorporation  or Bylaws,  or of any
provision of any mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any  judgment,  decree,  order,  writ, statute,  rule or regulation  applicable to the Company or any  Subsidiary  that would  materially  and  adversely  affect  the  business,  assets,  liabilities, condition (financial or otherwise),  operations or prospects of the Company. The execution  and  delivery  of, and the  performance  of and  compliance  with the transactions  contemplated by, the Transaction  Documents,  and the issuance and

                                      -4-

sale of the Shares upon  conversion  of the Note,  will not, with or without the passage  of time or  giving  of  notice  or both,  result  in any such  material violation,  or be in conflict  with or constitute a default under any such term, or result in the creation of any mortgage,  pledge, lien,  encumbrance or charge upon any of the  properties  or assets of the Company or any  Subsidiary  or the suspension,  revocation,  impairment,  forfeiture  or  nonrenewal of any permit, license,  authorization or approval applicable to the Company or any Subsidiary, the business or operations of the Company or any Subsidiary or any of the assets or properties of the Company or any Subsidiary.

     3.12  LITIGATION.  Except as disclosed in the SEC Reports,  SCHEDULE 3.5 or
SCHEDULE 3.12, there is no action, suit, proceeding or investigation pending or, to the  Company's  knowledge,  currently  threatened  against the  Company  that questions the validity of this  Agreement or the other  agreements  contemplated hereby or the right of the Company to enter into any of such  agreements,  or to consummate the transactions  contemplated hereby or thereby. Except as disclosed in the SEC Reports,  SCHEDULE 3.5 or SCHEDULE  3.12,  there is no action,  suit, proceeding or investigation  pending or, to the Company's  knowledge,  currently threatened  against  the Company or any  Subsidiary  that could  result,  either individually  or in  the  aggregate,  in  any  material  adverse  change  in the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company,  or in any change in the current  equity  ownership of the Company, nor is the Company aware that there is any basis for the foregoing.
Except as disclosed in the SEC Reports,  SCHEDULE 3.5 or SCHEDULE 3.12,  neither the Company nor any  Subsidiary  is a party or subject to the  provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     3.13 TAX RETURNS AND PAYMENTS.  Except as disclosed on SCHEDULE 3.13,  each of the Company and its  Subsidiaries has filed all tax returns  (federal,  state and local)  required to be filed by it. All taxes shown to be due and payable on such returns,  any assessments  imposed,  and, to the Company's  knowledge,  all other taxes due and payable by the  Company or any  Subsidiary  on or before the
Closing have been paid or will be paid prior to the time they become delinquent.
The Company has not been  advised (i) that any of the tax returns of the Company or any  Subsidiary  have been or are being audited as of the date hereof or (ii)
of any deficiency in assessment or proposed judgment to federal,  state or other taxes of the Company or any  Subsidiary.  The Company  has no  knowledge  of any liability of any tax to be imposed upon the  properties or assets of the Company or any  Subsidiary  as of the  date of  this  Agreement  that is not  adequately provided for.

     3.14  EMPLOYEES.  Neither the Company nor any Subsidiary has any collective bargaining  agreements  with  any of its  employees.  There  is no  labor  union organizing  activity  pending or, to the Company's  knowledge,  threatened  with respect to the Company or any  Subsidiary.  Except as set forth on SCHEDULE 3.14 or in the SEC  Reports,  no  executive  officer or key  employee  (listed in the
Company's most recent proxy materials) has any agreement or contract, written or verbal, regarding his employment. Except as disclosed on SCHEDULE 3.14 or in the
SEC Reports,  neither the Company nor any  Subsidiary  is a party to or bound by any currently effective deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan,  retirement agreement or other employee  compensation plan or agreement. To the Company's knowledge, no employee of the Company or any
Subsidiary,  nor any  consultant  with whom the  Company or any  Subsidiary  has contracted, is in violation of any material term of any employment or consulting agreement  with the Company or any  Subsidiary.  Except as disclosed on SCHEDULE

                                      -5-

3.14 or in the SEC Reports,  no executive officer or key employee (listed in the
Company's most recent proxy materials) of the Company or any Subsidiary has been granted the right to continued employment by the Company or any Subsidiary or to any material  compensation  following termination of employment with the Company or any  Subsidiary.  The Company is not aware that any executive  officer or key employee  (listed in the  Company's  most recent proxy  materials),  or that any group of  executive  officers or key  employees  (listed in the  Company's  most recent proxy  materials),  intends to terminate his or their employment with the
Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the  employment of any  executive  officer,  key employee
(listed in the  Company's  most recent  proxy  materials)  or group of executive officers or key employees (listed in the Company's most recent proxy materials).

     3.15 REGISTRATION RIGHTS.  Except as disclosed on SCHEDULE 3.15 or required pursuant to the  Registration  Rights  Agreement,  the Company is presently  not under any obligation, and has not granted any rights, to register (as defined in the Registration  Rights Agreement) any of the Company's  presently  outstanding securities or any of its securities that may hereafter be issued.

     3.16 COMPLIANCE WITH LAWS; PERMITS. Except as disclosed in SCHEDULE 3.16 or the SEC Reports,  neither the Company nor any  Subsidiary is in violation of any applicable statute,  rule,  regulation,  order or restriction of any domestic or foreign  government or any  instrumentality  or agency thereof in respect of the conduct of its business or the ownership of its properties that would materially and adversely affect the business, assets, liabilities,  condition (financial or otherwise),  operations  or prospects of the Company.  No  governmental  orders, permissions,  consents,  approvals or authorizations are required to be obtained and no registrations,  filings, notices or declarations are required to be filed in connection  with the execution  and delivery of, and the  performance  of the transactions  contemplated by, the Transaction  Documents or the issuance of the
Shares upon  conversion  of the Note,  except such as have been duly and validly obtained or filed,  or with  respect to any filings  that must be made after the
Closing,  as will be filed  in a  timely  manner.  Each of the  Company  and the
Subsidiaries  has all franchises,  permits,  licenses and any similar  authority necessary for the conduct of its business as now being conducted by it, the lack
of  which  could   materially  and  adversely   affect  the  business,   assets,
liabilities,  condition (financial or otherwise), operations or prospects of the
Company,  and the Company  believes it can (and  covenants to Purchaser  that it will) obtain any similar authority for the conduct of its business as planned to be conducted.

     3.17 ENVIRONMENTAL AND SAFETY LAWS. Except as disclosed in SCHEDULE 3.17 or the SEC  Reports,  to the  Company's  knowledge,  neither  the  Company  nor any
Subsidiary is in violation of any applicable statute, law or regulation relating to the  environment  or  occupational  health and safety,  and, to the Company's knowledge,  no material  expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.18   PRIVATE   OFFERING.   Assuming   the  truth  and   accuracy  of  the
representations  and  warranties  of the  Purchaser  contained in Section 4, the offer, sale and issuance of the Note (and the Shares issuable upon conversion of the Note) will be exempt from the  registration  requirements  of the Securities
Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified  (or  are  exempt  from  registration  and  qualification)  under  the registration, permit or qualification requirements of the State of Texas.

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     3.19 FULL DISCLOSURE. None of the Transaction Documents nor the SEC Reports
contains any untrue  statement of a material  fact nor omits to state a material fact necessary in order to make the statements  contained  herein or therein not misleading in light of the  circumstances  in which they were made. There are no facts that  (individually or in the aggregate)  materially  adversely affect the business, assets, liabilities, condition (financial or otherwise), operations or prospects  of the  Company  that  have  not been  set  forth in the  Transaction
Documents,  the SEC Reports or in other documents  delivered to the Purchaser or its attorneys or agents in connection herewith.

     3.20  INVESTMENT  COMPANY  ACT.  The  Company is not,  and will not use the proceeds  from the Note in a manner so as to become,  an  "investment  company,"
within the meaning of the Investment Company Act of 1940, as amended.

     3.21 AMERICAN  STOCK  EXCHANGE  COMPLIANCE.  The Company's  Common Stock is
registered  pursuant to Section 12(b) of the Securities Exchange Act of 1934, as
amended (the "EXCHANGE  ACT"), and is listed on the American Stock Exchange (the
"AMEX").  The  Company  has taken no action  designed  to, or likely to have the effect of, and the transactions contemplated by this Agreement will not have the effect of,  terminating the registration of the Common Stock under Section 12(b)
of the Exchange Act or de-listing  of the Common Stock from the Amex.  Except as disclosed in SCHEDULE 3.21 or the SEC Reports,  the Company has not received any notification  that  the  Commission,  the  Amex  or  any  other  self-regulatory organizational body is contemplating terminating such registration or listing.

     3.22 REPORTING STATUS. The Company has filed all documents that the Company was required to file under the Exchange Act during the 12 months  preceding  the date of this Agreement.  The SEC Reports complied in all material  respects with the  applicable  requirements  of the Securities Act or the Exchange Act, as the
case may be, and the applicable rules and regulations  promulgated thereunder as of their respective  filing dates, and the information  contained  therein as of the date thereof did not contain an untrue  statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading.  The Company has disclosed in Item 4 of the Company's  Report on
Form 10-Q for the quarter  ended  September  30, 2005 the  effectiveness  of its disclosure  controls  and  procedures.  The Company is not aware of any material weaknesses (as defined in Section 404 of the Sarbanes-Oxley Act) in its internal controls.

     3.23 NO MANIPULATION OF PRICE. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has taken or will,  in violation of applicable  law,  take any action  designed to or that might  reasonably  be expected to cause or result in, or which has  constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the  securities  issued or  issuable  in  connection  with the transactions contemplated hereunder.

     3.24 FOREIGN CORRUPT PRACTICES; SARBANES-OXLEY.

     (a) Neither the Company nor, to the knowledge of the Company,  any agent or other  person  acting on behalf of the Company has (i)  directly or  indirectly, used any corporate funds for unlawful  contributions,  gifts,  entertainment  or other unlawful expenses related to foreign or domestic political activity,  (ii)

                                      -7-

made any direct or indirect  unlawful payment to foreign or domestic  government officials  or  employees  or to any  foreign or  domestic  political  parties or campaigns from corporate funds,  (iii) failed to disclose fully any contribution made by the  Company  (or made by any  person  acting on its behalf of which the
Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     (b)  The  Company,  to its  knowledge,  is in  compliance  in all  material respects  with the  provisions  of the  Sarbanes-Oxley  Act of 2002 (and related rules of the Commission) that are applicable to it as of the Closing Date.

     3.25 NO  MATERIAL  TRANSACTIONS  OR EVENTS.  As of the  Closing  Date,  the
Company  is  not  aware  of any  pending  or  proposed  merger,  acquisition  or disposition of assets that support 20% or more of current  revenues,  or revenue shortfall  against  publicly issued Company  guidance,  other than as previously disclosed in the SEC Reports or in a publicly disseminated press release.

     3.26  ACKNOWLEDGMENT  REGARDING THE  PURCHASER'S  PURCHASE OF THE NOTE. The
Company  acknowledges that the Purchaser is not acting as a financial advisor or fiduciary  of the  Company  (or in any  similar  capacity)  with  respect to the
Transaction Documents and the transactions  contemplated hereby and thereby, and any advice  given by the  Purchaser or any of its  representatives  or agents in connection  with the  Transaction  Documents and the  transactions  contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Note.
The Company further  represents to the Purchaser that the Company's  decision to enter into the  Transaction  Documents has been based solely on the  independent evaluation by the Company and its representatives.

     3.27  NO  GENERAL  SOLICITATION.  Neither  the  Company,  nor  any  of  its
affiliates,  nor any person  acting on its or their  behalf,  has engaged in any form of general  solicitation  or general  advertising  (within  the  meaning of
Regulation D) in connection with the offer or sale of the Note and the Shares.

     3.28 NO INTEGRATED OFFERING. None of the Company, its Subsidiaries,  any of
their  affiliates,  or any  person  acting  on their  behalf  has,  directly  or indirectly,  made any offers or sales of any security or solicited any offers to buy any security,  under circumstances that would require registration of any of the Note or the Shares  under the  Securities  Act or cause this  offering to be integrated  with prior  offerings by the Company for purposes of the  Securities
Act  or any  applicable  shareholder  approval  provisions,  including,  without limitation,  under  the rules  and  regulations  of any  exchange  or  automated quotation  system on which any of the  securities  of the  Company are listed or designated.

     3.29  OFF-BALANCE  SHEET  ARRANGEMENTS.  There is no material  transaction, arrangement or other  relationship  between the Company and an unconsolidated or other  off-balance  sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed

     3.30 FORM S-3  ELIGIBILITY.  The Company is currently  eligible to register the Shares  for resale by the  Purchaser  using Form S-3  promulgated  under the
Securities Act.

                                      -8-

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The  Purchaser  hereby  represents  and  warrants  to the Company as of the
Closing Date, and agrees, as follows:

     4.1 INVESTMENT REPRESENTATIONS.  The Purchaser understands that neither the offer  nor the sale of the Note or the  Shares  has been  registered  under  the
Securities  Act. The Purchaser also  understands  that the Note is being offered and sold pursuant to an exemption from registration  contained in the Securities
Act  based  in  part  upon  the  Purchaser's  representations  contained  in the
Agreement. The Purchaser hereby represents and warrants as follows:

     (a) PURCHASER BEARS ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private  placement  transactions of securities in companies  similar to the Company so that it is capable of evaluating the merits and risks of its  investment  in the Company and has the capacity to protect its own  interests.  The Purchaser  must bear the economic  risk of this  investment indefinitely unless the Note (or the Shares) is subsequently registered pursuant to the Securities Act, or an exemption from registration is available. Except as contemplated by the Registration Rights Agreement,  the Purchaser has no present intention of selling or otherwise  transferring  the Note or the Shares,  or any interest therein. The Purchaser also understands that there is no assurance that any exemption from  registration  under the Securities Act will be available and that, even if available,  such exemption may not allow the Purchaser to transfer all or any  portion of the Note or the Shares  under the  circumstances,  in the amounts or at the times the Purchaser might propose.

     (b) ACQUISITION FOR OWN ACCOUNT. Except as contemplated by the Registration
Rights  Agreement,  the  Purchaser is acquiring  the Note and the Shares for the
Purchaser's  own account for investment  only, and not with a view towards their public distribution.

     (c)  PURCHASER  CAN  PROTECT  ITS  INTEREST.  By reason  of its,  or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection  with the  transactions  contemplated in this Agreement,  the Note and the Registration  Rights Agreement.  Further,  the
Purchaser  is  aware  of  no  publication  of  any   advertisement   or  general
solicitation in connection with the transactions contemplated in the Agreement.

     (d) ACCREDITED INVESTOR. The Purchaser is an accredited investor within the meaning of Regulation D of the Securities Act.

     (e)  RESIDENCE.  The Purchaser is organized  under the laws of the State of
Delaware and its principal office is located in the State of Texas.

     (f) RULE 144. The Purchaser  acknowledges  and agrees that the Note and, if issued,  the  Shares  must be held  indefinitely  unless  they are  subsequently registered  under the Securities Act or an exemption from such  registration  is available.  The Purchaser has been advised or is aware of the provisions of Rule
144 promulgated under the Securities Act, which permits limited resale of shares purchased  in a private  placement  subject  to the  satisfaction  of  specified conditions.

                                      -9-

     (g) ACCESS TO INFORMATION.  The Purchaser has had an opportunity to discuss the Company's  business,  management  and  financial  affairs with the Company's management and to review the Company's  facilities.  The Purchaser  acknowledges that the Company has given the  Purchaser  access to the  corporate  records and accounts of the Company, has made its officers and representatives available for interview by the Purchaser  and has  furnished the Purchaser  with all documents and other  information  requested by the Purchaser to make an informed  decision with respect to the purchase of the Note.

     4.2 TRANSFER  RESTRICTIONS.  The Purchaser acknowledges and agrees that the
Note and, if issued, the Shares are subject to restrictions on transfer and will bear restrictive legends.

     4.3 ORGANIZATION;  AUTHORIZATION;  BINDING OBLIGATIONS.  The Purchaser is a
limited partnership duly organized,  validly existing and in good standing under the laws of the State of  Delaware.  The  Purchaser  has all  requisite  limited partnership  power and  authority to execute and deliver this  Agreement and the
Registration  Rights  Agreement  and to  carry  out its  obligations  under  the provisions  of  such  documents.  This  Agreement  and the  Registration  Rights
Agreement, when executed and delivered, will be valid and binding obligations of the Purchaser  enforceable against the Purchaser in accordance with their terms, except (i) as  limited by  applicable  bankruptcy,  insolvency,  reorganization, moratorium  or  other  laws of  general  application  affecting  enforcement  of creditors' rights,  (ii) according to general principles of equity that restrict the  availability  of  equitable  remedies  and  (iii)  to the  extent  that the enforceability  of the  indemnification  provisions of the  Registration  Rights
Agreement may be limited by applicable laws.

SECTION 5.  CONDITIONS FOR CLOSING

     5.1 CONDITIONS FOR THE COMPANY TO SATISFY.  The obligation of the Purchaser
to  purchase  the  Note  as   contemplated  by  this  Agreement  is  subject  to
satisfaction of the following contingencies at or prior to Closing:

     (a) The Company shall have  obtained all consents and approvals  from third parties,  governmental authorities and self-regulatory organizations required in connection herewith.

     (b) The Company  shall have  executed  and  delivered  to the  Purchaser at
Closing the Transaction Documents.

SECTION 6.  COVENANTS

     6.1 USE OF PROCEEDS. The Company will use the proceeds from the sale of the
Note in connection  with the  acquisition of Texas General  Agency,  Inc. and/or
Aerospace Holdings, LLC.

     6.2 LISTING.  The Company shall  promptly  secure the listing of all of the
Registrable  Securities (as defined in the Registration  Rights  Agreement) upon each national  securities  exchange and automated quotation system, if any, upon which the Common Stock is then listed  (subject to official  notice of issuance)
and shall  maintain,  so long as any other  shares of Common  Stock  shall be so listed,  such listing of all  Registrable  Securities from time to time issuable under the terms of the  Transaction  Documents.  The Company shall  maintain the
Common Stock's  authorization for listing on the Amex; provided,  however,  that the Company makes no covenant  regarding  applicable  listing standards based on

                                      -10-

the  trading  price of the Common  Stock.  Neither  the  Company  nor any of its
Subsidiaries  shall take any action that would be reasonably  expected to result in the delisting or suspension of the Common Stock on the Amex.

     6.3 NO INTEGRATED OFFERING.  None of the Company,  its Subsidiaries,  their affiliates  or any person  acting on their  behalf will take any action or steps referred to in Section 3.28 that would require  registration  of any of the Note or the Shares under the  Securities Act or cause the offering of the Note or the
Shares to be integrated with other offerings.

     6.4  RESERVATION OF SHARES.  The Company shall take all action,  including,
without  limitation,   using  reasonable  best  efforts  to  obtain  Shareholder
Approval,  necessary  to  have  authorized,  and  reserved  for the  purpose  of issuance, the number of Shares issuable pursuant to the terms of the Note.

     6.5  SHAREHOLDER  APPROVAL.  The Company  shall  provide  each  shareholder entitled  to vote at the annual  meeting of  shareholders  of the  Company  (the
"SHAREHOLDER  MEETING"),  which shall be promptly called and held not later than
May  31,  2006  (the  "SHAREHOLDER   MEETING  DEADLINE"),   a  proxy  statement,
substantially in the form which will have been reviewed by the Purchaser and its counsel,  soliciting each such shareholder's affirmative vote at the Shareholder
Meeting for approval of resolutions  providing for (i) the Company's issuance of all of the Shares as described in the  Transaction  Documents in accordance with applicable  law and the rules and  regulations of the Amex and (ii) the increase in the  Company's  authorized  capital by at least  20,000,000  shares of Common
Stock  (such  affirmative  approval  of the matters set forth in (i) and (ii) of this  Section 6.5  collectively  being  referred  to herein as the  "SHAREHOLDER
APPROVAL"), and the Company shall use its reasonable best efforts to solicit its shareholders'  approval of such  resolutions and use its reasonable best efforts to cause the Board of Directors of the Company (including a special committee of independent  directors) to recommend to the shareholders  that they approve such resolutions.  The Company  shall be obligated to seek to obtain the  Shareholder
Approval by the Shareholder Meeting Deadline.

     6.6 FURTHER  ASSURANCES.  Each party shall do and  perform,  or cause to be done and  performed,  all such  further acts and things,  and shall  execute and deliver all such other agreements,  certificates,  instruments and documents, as the other  party may  reasonably  request  in order to carry out the  intent and
accomplish  the  purposes  of  this  Agreement  and  the   consummation  of  the
transactions contemplated hereby,  including,  without limitation, to enable the full conversion of the Note.

SECTION 7.  MISCELLANEOUS

     7.1  GOVERNING  LAW.  This  Agreement  shall be governed by the laws of the
State of Texas, without regard to conflicts of law principles.

     7.2 SURVIVAL.  The  representations,  warranties,  covenants and agreements made herein shall survive any investigation  made by the parties and the closing of the  transactions  contemplated  hereby  until  the  earlier  to occur of the
Maturity  Date  (as  defined  in the  Note)  of the  Note  and the  payment  (or conversion)  in full of the  principal  amount of the Note and any  accrued  but unpaid interest  thereon.  All statements as to factual matters contained in any

                                      -11-

certificate  or  other  instrument  delivered  by or on  behalf  of the  Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be  representations  and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     7.3 SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided herein, the  provisions  hereof shall inure to the benefit of, and be binding upon,  the successors,  assigns,  heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note or the  Shares  from time to time.  The  Company  shall not assign this Agreement or any rights or obligations  hereunder  without the prior written  consent of the  Purchaser.  The Purchaser may assign some or all of its rights  hereunder  without  the  consent  of the  Company in  connection  with a transfer by the Purchaser of any of the Notes or the Shares.

     7.4 ENTIRE  AGREEMENT.  The  Transaction  Documents and the other documents delivered  pursuant  hereto  constitute  the full and entire  understanding  and agreement between the parties with regard to the subjects hereof and thereof and no  party  shall  be  liable  or  bound  to  the  other  in  any  manner  by any representations,  warranties,  covenants and agreements,  except as specifically set forth herein and therein.

     7.5 SEVERABILITY. The invalidity,  illegality or unenforceability of one or more of the  provisions of this Agreement in any  jurisdiction  shall not affect the validity,  legality or  enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction,  it being intended that all rights and obligations of the parties  hereunder shall be enforceable to the fullest extent permitted by law.

     7.6 AMENDMENT AND WAIVER.  This  Agreement may be amended or modified,  and any  provision  hereunder  may be waived,  only upon the written  consent of the
Company and the Purchaser.

     7.7 NOTICES.  All  notices,  requests,  consents  and other  communications hereunder  shall be made in writing  and shall be deemed  given (i) when made if made by hand  delivery,  (ii) one  business  day after being  deposited  with an overnight courier if made by courier guaranteeing  overnight delivery,  (iii) on the date indicated on the notice of receipt if made by first-class  mail, return receipt requested or (iv) on the date of confirmation of receipt of transmission by facsimile, addressed as follows:

     (a)    if to the Company, at

            Hallmark Financial Services, Inc.
            777 Main Street, Suite 1000
            Fort Worth, TX 76102
            Facsimile: (817) 348-1815
            Attention:  Chief Financial Officer

            with a copy to:

                                      -12-

            McGuire, Craddock & Strother, P.C.
            3550 Lincoln Plaza
            500 N. Akard Street
            Dallas, Texas  75201
            Facsimile:  (214) 954-6868
            Attention:  Steven D. Davidson, Esq.

     (b)    if to the Purchaser, in care of:

            Newcastle Partners, L.P.
            300 Crescent Court, Suite 1110
            Dallas, TX  75201
            Facsimile:  (214) 661-7475
            Attention:  Steven J. Pully

            with a copy to:

            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            65 East 55th Street
            New York, New York  10022
            Facsimile: (212) 451-2222
            Attention:  Steven Wolosky, Esq.

     7.8  INDEMNIFICATION  BY THE COMPANY.  The Company  agrees to indemnify and hold the  Purchaser  harmless  against  any loss,  liability,  damage or expense
(including  reasonable  legal fees and costs)  that the  Purchaser  may  suffer, sustain or become subject to as a result of or in connection  with the breach by the  Company of any  representation,  warranty,  covenant  or  agreement  of the
Company contained in any of the Transaction Documents;  provided,  however, that no  indemnification  shall be required  hereunder for the  negligence or willful misconduct  of  the  Purchaser  or  breach  by  the  Purchaser  of  any  of  the representations  and warranties set forth in Section 4 hereof.  In case any such action is brought  against  the  Purchaser,  the  Company  will be  entitled  to
participate  in  and  assume  the  defense   thereof  with  counsel   reasonably
satisfactory  to the  Purchaser,  and  after  notice  from  the  Company  to the
Purchaser of its election to assume the defense  thereof,  the Company shall not be  responsible  for any legal or other  expenses  subsequently  incurred by the
Purchaser  in  connection  with  the  defense  thereof;  provided,  that  if the
Purchaser  shall have  reasonably  concluded that there may be one or more legal defenses  available to the Purchaser which conflict in any material respect with those  available to the Company,  the Company shall not have the right to assume the defense of such  action on behalf of the  Purchaser  and the  Company  shall reimburse the Purchaser for that portion of the fees and expenses of one counsel retained by the Purchaser.

     7.9 EXPENSES.  At Closing,  the Company shall pay the Purchaser's  counsel,
Olshan  Grundman Frome  Rosenzweig & Wolosky LLP,  $8,000 for its legal fees and expenses in  representing  the  Purchaser in  connection  with the  preparation, negotiation, execution, delivery and performance of this Agreement, the Note and the  Registration  Rights  Agreement and the  consummation  of the  transactions contemplated  hereby and  thereby.  In  addition,  the Company  agrees to pay or reimburse the Purchaser for its  reasonable  legal fees and expenses that it may incur after the date hereof in  connection  with the granting of any waiver with

                                      -13-

respect  to,  the  modification  of any of the  terms or  provisions  of, or the enforcement of any of the Transaction Documents.

     7.10 TITLES AND  SUBTITLES.  The titles of the sections and  subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.11  COUNTERPARTS.  This Agreement may be delivered via facsimile or other means of electronic communication,  and may be executed in counterparts, each of which shall be an  original,  but all of which  together  shall  constitute  one instrument.

                                      -14-

     IN  WITNESS  WHEREOF,  the  parties  hereto  have  hereunto  affixed  their signatures.

                                              NEWCASTLE SPECIAL OPPORTUNITY
                                              FUND I, L.P.

HALLMARK FINANCIAL SERVICES, INC.             BY: NEWCASTLE CAPITAL MANAGEMENT,
                                                  L.P., ITS GENERAL PARTNER

By                                            By
   -------------------------------               -------------------------------

Its                                           Its
    ------------------------------                ------------------------------

                                      -15-

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT